EXHIBIT 99


[LOGO]
ARCA                Appliance Recycling Centers of America, Inc.
INCORPORATED        7400 Excelsior Boulevard, Minneapolis MN 55426 (952)930-9000



FOR IMMEDIATE RELEASE                FOR MORE INFORMATION CONTACT:
                                     Edward R. (Jack) Cameron (952) 930-9000
                                     Richard G. Cinquina, Equity Market Partners
                                     (612) 338-0810


                ARCA ANNOUNCES PLANS TO OPEN TENTH APPLIANCESMART
             FACTORY OUTLET IN CHAMPLIN, MINNESOTA, IN MID-FEBRUARY

JANUARY 7, 2003--MINNEAPOLIS, MN--Appliance Recycling Centers of America, Inc. (OTC BB: ARCI) today announced that it will open a 33,000-square-foot ApplianceSmart factory outlet superstore in Champlin, Minnesota, a northern suburb of the Minneapolis/St. Paul metropolitan area, in mid-February.

Located at the corner of Highway 169 and 109th Street in Champlin, the new factory outlet will be ApplianceSmart's fifth location in the Twin Cities and tenth nationally. The Champlin outlet will be one of the largest appliance showrooms in the Midwest.

Like all ApplianceSmart factory outlet superstores, the new Champlin location will carry a wide range of special-buy major household appliance brands, including Maytag, GE, Frigidaire, Whirlpool, KitchenAid, Jenn-Air, Amana, Magic Chef and Roper. Special-buy appliances, which ApplianceSmart sells at a significant discount to retail, include new in-the-box closeouts, factory overruns, discontinued models and thousands of discounted out-of-box items.

Edward R. (Jack) Cameron, president and chief executive officer, commented: "We believe our new Champlin factory outlet, which will offer customers an unprecedented selection of high-quality, discount-priced appliances, will benefit from its excellent, high-traffic location in a rapidly growing Twin Cities suburban area. Marking our initial entry into a northern Twin Cities suburb, this expansion will also enable ApplianceSmart to generate greater economies of scale as we further leverage


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advertising support and other overhead expense over a growing base of locations.
Due to the soundness of our special-buy retail concept, ApplianceSmart has established a strongly growing presence in the Minneapolis/St. Paul home appliance marketplace in a relatively short period of time. We believe our new, strategically located Champlin factory outlet will enable us to further increase our market penetration."

The Company previously reported that same-store ApplianceSmart sales for the third quarter of 2001 ended September 30, a comparison of the eight factory outlets open during the complete third quarters of 2002 and 2001, increased 9.0%. As of January 2003, ApplianceSmart was operating 9 outlets: four in the Minneapolis/St. Paul market; three in the Columbus, Ohio, market; one in the Dayton, Ohio, market; and one in Los Angeles.


ABOUT ARCA

Through its ApplianceSmart operation, ARCA is one of the nation's leading retailers of special-buy household appliances. These special-buy appliances, which typically are not integrated into the manufacturer's normal distribution channel, are sold by ApplianceSmart at a discount to full retail. ApplianceSmart offers a 100% money-back guarantee as well as warranties on parts and labor. ARCA is also one of the nation's largest recyclers of major household appliances for the energy conservation programs of electric utilities.

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Statements about ARCA's outlook are forward-looking and involve risks and uncertainties, including but not limited to: the speed at which individual ApplianceSmart outlets reach profitability, the growth of appliance retail sales, the strength of energy conservation recycling programs, and other factors discussed in the Company's filings with the Securities and Exchange Commission.
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Visit our web site at www.arcainc.com
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